Exhibit 10.22

EXECUTION COPY

THIRD AMENDMENT TO THE FOURTH AMENDED AND RESTATED

RECEIVABLES PURCHASE AGREEMENT

THIS THIRD AMENDMENT TO FOURTH AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT (this “Amendment”), dated as of February 25, 2010, is entered into among FLEETCOR FUNDING LLC (the “Seller”), FLEETCOR TECHNOLOGIES OPERATING COMPANY, LLC (the “Servicer”), the various Purchaser Agents, Conduit Purchasers and Related Committed Purchasers listed on the signature pages hereto and PNC BANK, NATIONAL ASSOCIATION (“PNC”), as administrator (in such capacity, the “Administrator”).

BACKGROUND

A. The parties hereto are parties to that certain Fourth Amended and Restated Receivables Purchase Agreement dated as of October 29, 2007 (as amended, restated, supplemented or otherwise modified through the date hereof, the “Receivables Purchase Agreement”). Capitalized terms used and not otherwise defined herein have the respective meaning assigned to such terms in the Receivables Purchase Agreement.

B. The parties hereto desire to amend the Receivables Purchase Agreement as hereinafter set forth.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Amendments to the Receivables Purchase Agreement.

1.1 The first sentence of Section 1.12 of the Receivables Purchase Agreement is hereby amended and restated in its entirety as follows:

The Seller may advise the Administrator and each Purchaser Agent in writing of its desire to extend the then current Facility Termination Date set forth in clause (a) of the definition thereof or determined pursuant to clause (d) of the definition thereof; provided that such request is made not more than 90 days prior to, and not less than 60 days prior to, the then current Facility Termination Date and provided, further, that no extension of the Facility Termination Date determined pursuant to clause (d) of the definition thereof with respect to any Purchaser shall be for period of more than 364 days after the effective date of such extension.

1.2 For purposes of Section 6.2 of the Receivables Purchase Agreement, the notice addresses for Credit Agricole and Atlantic shall be amended and restated in their entirety as set forth on Schedule I hereto.

1.3 The “Commitment” of each of Market Street and Credit Agricole is hereby amended to be the amount set forth on its respective signature page hereto.

1.4 The definition of “Alternate Rate” set forth in Exhibit I to the Receivables Purchase Agreement is hereby amended and restated in its entirety as follows:

“Alternate Rate” for any Yield Period for any Capital (or portion thereof) funded by any Purchaser other than through the issuance of Notes, means an interest rate per annum equal to: (a) 3.5% per annum above the Euro-Rate for such Yield Period, or, in the sole discretion of the applicable Purchaser Agent, (b) the Base Rate for such Yield Period; provided, however, that the “Alternate Rate” for any day while a Termination Event or an Unmatured Termination Event exists shall be an interest rate equal to the greater of (x) 3.0% per annum above the Base Rate in effect on such day and (y) the “Alternate Rate” as calculated in clause (a) above.

1.5 Clause (a) of the definition of “Base Rate” set forth in Exhibit I to the Receivables Purchase Agreement is hereby amended and restated in its entirety as follows:

(a) the rate of interest in effect for such day as publicly announced from time to time by the applicable Purchaser Agent (or applicable Related Committed Purchaser) as its “reference rate” or “prime rate”, as applicable. Such “reference rate” (or “prime rate”, as applicable) is set by the applicable Purchaser Agent based upon various factors, including the applicable Purchaser Agent’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such announced rate, and

1.6 The definition of “BP Yield Reserve Percentage” set forth in Exhibit I to the Receivables Purchase Agreement is hereby amended by deleting the reference to the number “1.5” therein and substituting the number “2.5” therefor.

1.7 The definition of “Calyon” set forth in Exhibit I to the Receivables Purchase Agreement is hereby amended and restated in its entirety as follows:

“Credit Agricole” means Credit Agricole Corporate and Investment Bank New York Branch (f/k/a Calyon New York Branch) and its successors.

1.8 After giving effect to the amendment set forth in Section 1.7 above, all remaining references to “Calyon” (but not “f/k/a Calyon New York Branch”) in the Receivables Purchase Agreement (other than the reference to “Calyon” in the phrase “f/k/a Caylon New York Branch”) are hereby changed to “Credit Agricole”.

1.9 Clause (II) of the definition of “Change in Control” set forth in Exhibit I to the Receivables Purchase Agreement is hereby amended and restated in its entirety as follows:

(II) a “Change of Control” (as such term is defined in the Credit Agreement in effect on the date hereof without giving effect to any amendment, supplement, modification or waiver of such term after the date hereof or any substitution or replacement of such term under any substitute or replacement credit or financing facility after the date hereof unless each Purchaser Agent shall have consented in writing thereto (such consent not to be unreasonably withheld)).

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1.10 The definition of “Chevron Yield Reserve Percentage” set forth in Exhibit I to the Receivables Purchase Agreement is hereby amended by deleting the reference to the number “1.5” therein and substituting the number “2.5” therefor.

1.11 Clause (a) of the definition of “Facility Termination Date” set forth in Exhibit I to the Receivables Purchase Agreement is hereby amended by deleting the reference to the date “April 30, 2010” therein and substituting the date “February 24, 2011” therefor.

1.12 Clause (b)(i)(B)(y) of the definition of “FC Loss Reserve Percentage” set forth in Exhibit I to the Receivables Purchase Agreement is hereby amended by deleting the reference to the percentage “25.0%” therein and substituting the percentage “50.0%” therefor.

1.13 The definition of “FC Yield Reserve Percentage” set forth in Exhibit I to the Receivables Purchase Agreement is hereby amended by deleting the reference to the number “1.5” therein and substituting the number “2.5” therefor.

1.14 The definition of “Loss Reserve” set forth in Exhibit I to the Receivables Purchase Agreement is hereby amended and restated in its entirety as follows:

“Loss Reserve” means, on any date, an amount equal to: (a) the Aggregate Capital at the close of business of the Servicer on such date multiplied by (b)(i) the weighted average (based on the Adjusted Net Receivables Pool Balance with respect to the FC Receivables, BP Receivables and Chevron Receivables, as applicable) of the FC Loss Reserve Percentage, the BP Loss Reserve Percentage and the Chevron Loss Reserve Percentage on such date, divided by (ii) 1, minus the weighted average (based on the Adjusted Net Receivables Pool Balance with respect to the FC Receivables, BP Receivables and Chevron Receivables, as applicable) of the FC Loss Reserve Percentage, the BP Loss Reserve Percentage and the Chevron Loss Reserve Percentage on such date.

1.15 Clause (A)(i) of the definition of “Permitted Acquisition” set forth in Exhibit I of the Receivables Purchase Agreement is hereby amended and restated in its entirety as follows:

(A) (i) any “Permitted Acquisition” (as such term is defined in the Credit Agreement in effect on the date hereof, without giving effect to any amendment, supplement, modification or waiver of such term after the date hereof or any substitution or replacement of such term under any substitute or replacement credit or financing facility after the date hereof unless each Purchaser Agent shall have consented in writing thereto (such consent not to be unreasonably withheld)), or

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1.16 The definition of “Permitted Foreign Acquisition” set forth in Exhibit I to the Receivables Purchase Agreement is hereby amended and restated in its entirety as follows:

“Permitted Foreign Acquisition” means (i) any “Permitted Foreign Acquisition” (as such term is defined in the Credit Agreement in effect on the date hereof without giving effect to any amendment, supplement, modification or waiver of such term after the date hereof or any replacement or substitution of such term under any substitute or replacement facility after the date hereof unless each Purchaser Agent shall have consented in writing thereto (such consent not to be unreasonably withheld)) so long as investments made by Holdings and each Originator in any Foreign Subsidiary or in any Person that becomes a Foreign Subsidiary as a result of such Permitted Foreign Acquisition of such Person shall not exceed an aggregate amount of $100,000,000 at any time, and (ii) any other foreign acquisition or investment expressly permitted under Article 7 of the Credit Agreement in effect on the date hereof (without giving effect to any amendment, supplement, modification or waiver of such Article 7 after the date hereof or any replacement or substitution of such Article 7 under any substitute or replacement facility after the date hereof unless each Purchaser Agent shall have consented in writing thereto (such consent not to be unreasonably withheld)).

1.17 Exhibit I to the Receivables Purchase Agreement is hereby amended by deleting the following definitions:

“Fifth Third” means Fifth Third Bank and its successors.

“STRH” means SunTrust Robinson Humphrey, Inc. and its successors.

“SunTrust Bank” means SunTrust Bank and its successors.

“Three Pillars” means Three Pillars Funding LLC and its successors.

1.18 Clause (c) of paragraph (3) of Exhibit IV of the Receivables Purchase Agreement is hereby amended and restated in its entirety as follows:

(c)(i) Not less than one member of the Seller’s Board of Directors (the “Independent Director”) shall be a natural person (A) who is not at the time of initial appointment and has not been at any time during the five (5) years preceding such appointment: (1) an equityholder, director (other than the Independent Director), officer, employee, member, manager, attorney or partner of Holdings, FleetCor, Seller or any of their Affiliates; (2) a customer of, supplier to or other person who derives more than 1% of its purchases or revenues from its activities with Holdings, FleetCor, Seller or any of their Affiliates; (3) a person or other entity controlling, controlled by or under common control with any such equity holder, partner, member, manager customer, supplier or other person; or (4) a member of the immediate family of any such equity holder, director, officer, employee, member, manager, partner, customer, supplier or other person and (B) (1) who has (x) prior experience as an independent director for a corporation or an independent manager of a limited liability company whose charter documents required the unanimous consent of all independent director or independent managers thereof before such corporation could consent to the institution of

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bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy and (y) at least three years of employment experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, management or placement services to issuers of securitization or structured finance instruments, agreements or securities and (2) who is reasonably acceptable to the Administrator and each Purchaser Agent (such acceptability of any Independent Director appointed after the date hereof must be evidenced in writing signed by the Administrator and the Majority Purchaser Agents; provided that any Independent Director that is employed by Lord Securities Corporation or Global Securitization Services, LLC for the purpose of providing director services to special purpose entities and that meets the other requirements of an Independent Director set forth herein shall be deemed approved by the Administrator and each Purchaser Agent). Under this clause (c), the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of management, policies or activities of a Person, whether through ownership of voting securities, by contract or otherwise. (ii) The operating agreement of the Seller shall provide that: (A) the Seller’s Board of Directors shall not approve, or take any other action to cause the filing of, a voluntary bankruptcy petition with respect to the Seller unless the Independent Director shall approve the taking of such action in writing before the taking of such action, and (B) such provision and each other provision requiring the consent of the Independent Director cannot be amended without the prior written consent of the Independent Director;

1.19 Annex F of the Receivables Purchase Agreement is hereby amended and restated in its entirety as set forth on Annex F hereto.

1.20 Annex B of the Receivables Purchase Agreement is hereby amended and restated in its entirety as set forth on Annex B hereto.

SECTION 2. Representations and Warranties of the Seller and Servicer. Each of the Seller and the Servicer hereby represents and warrants, as to itself, to each of the Administrator, each Purchaser and each Purchaser Agent as follows:

(a) representations and warranties made by it in the Transaction Documents are true and correct as of the date hereof (unless stated to relate solely to an earlier date, in which case such representations or warranties were true and correct as of such earlier date);

(b) no event has occurred and is continuing, or would result from the transactions contemplated hereby, that constitutes a Termination Event or an Unmatured Termination Event; and

(c) the Facility Termination Date has not occurred; and

(d) the execution and delivery by such Person of this Amendment, and the performance of each of its obligations under this Amendment and the Receivables Purchase Agreement, as amended hereby, are within each of its corporate powers and have been duly authorized by all necessary corporate action on its part. This Amendment and the Receivables Purchase Agreement, as amended hereby, are such Person’s valid and legally binding obligations, enforceable in accordance with its terms.

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SECTION 3. Effect of Amendment. All provisions of the Receivables Purchase Agreement, as expressly amended and modified by this Amendment, shall remain in full force and effect. After this Amendment becomes effective, all references in the Receivables Purchase Agreement (or in any other Transaction Document) to “this Receivables Purchase Agreement”, “this Agreement”, “hereof”, “herein” or words of similar effect referring to the Receivables Purchase Agreement shall be deemed to be references to the Receivables Purchase Agreement as amended by this Amendment. This Amendment shall not be deemed, either expressly or impliedly, to waive, amend or supplement any provision of the Receivables Purchase Agreement other than as set forth herein.

SECTION 4. Effectiveness. This Amendment shall be effective as of the date hereof provided that the Administrator shall have received each of the following, each in form and substance satisfactory to the Administrator:

(a) counterparts of this Amendment duly executed by each of the parties hereto;

(b) counterparts of that certain Assignment and Assumption Agreement, dated as of the date hereof, duly executed by the parties hereto and each of the exiting purchasers thereunder;

(c) evidence that each Purchaser Agent has received (i) counterparts of its Purchaser Group Fee Letter dated as of the date hereof and duly executed by the parties thereto and (ii) the “Structuring Fee” referred to in such Purchaser Group Fee Letter;

(d) a favorable opinion, addressed to each Rating Agency, the Administrator, each Purchaser, each Purchaser Agent and each Liquidity Provider, of counsel for Seller and Servicer, covering certain organizational, enforceability and noncontravention matters; and

(d) such other opinions, documents and instruments as the Administrator or any Purchaser Agent may reasonably request.

SECTION 5. Miscellaneous. This Amendment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

SECTION 6. Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York.

SECTION 7. Section Headings. The various headings of this Amendment are included for convenience only and shall not affect the meaning or interpretation of this Amendment, the Receivables Purchase Agreement or any provision hereof or thereof.

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[SIGNATURES BEGIN ON NEXT PAGE]

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment by their duly authorized officers as of the date first above written.

PNC BANK, NATIONAL ASSOCIATION,
as Administrator

By:	/s/ William P. Falcon
Name:	William P. Falcon
Title:	Vice President

PNC BANK, NATIONAL ASSOCIATION, as Purchaser Agent for the Market Street Purchaser Group

By:	/s/ D. Bryant Mitchell II
Name:	D. Bryant Mitchell II
Title:	Executive Vice President

MARKET STREET FUNDING LLC, as a Related Committed Purchaser and as Conduit Purchaser

By:	/s/ Evelyn Echevarria
Name:	Evelyn Echevarria
Title:	Vice President

Commitment: $250,000,000

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CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK NEW YORK BRANCH,
as Purchaser Agent for the Atlantic Purchaser Group

By:	/s/ Sam Pilcer
Name:	Sam Pilcer
Title:	Managing Director

By:	/s/ Richard McBride
Name:	Richard McBride
Title:	Director

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK NEW YORK BRANCH, as Related Committed Purchaser

By:	/s/ Sam Pilcer
Name:	Sam Pilcer
Title:	Managing Director

By:	/s/ Richard McBride
Name:	Richard McBride
Title:	Director

Commitment: $250,000,000

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ATLANTIC ASSET SECURITIZATION LLC
as Conduit Purchaser

By:	Credit Agricole Corporate and Investment Bank New York Branch, as attorney-in-fact

By:	/s/ Sam Pilcer
Name:	Sam Pilcer
Title:	Managing Director

By:	/s/ Richard McBride
Name:	Richard McBride
Title:	Director

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FLEETCOR FUNDING LLC, as Seller

By:	/s/ Eric Dey
Name:	Eric Dey
Title:	Chief Financial Officer

FLEETCOR TECHNOLOGIES OPERATING COMPANY, LLC, as Servicer

By:	/s/ Eric Dey
Name:	Eric Dey
Title:	Chief Financial Officer

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SCHEDULE II

NOTICE ADDRESSES

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK NEW YORK BRANCH

1301 Avenue of the Americas

New York, NY 10019

Attention:	DCM Securitization
Telephone.:	(212) 261-7819
Facsimile:	(212) 459-3258

ATLANTIC ASSET SECURITIZATION LLC

c/o Credit Agricole Corporate and Investment Bank New York Branch

1301 Avenue of the Americas

New York, NY 10019

Attention:	DCM Securitization
Telephone:	(212) 261-7819
Facsimile:	(212) 459-3258

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ANNEX F

to Fourth Amended and Restated Receivables Purchase Agreement

FORM OF PAYDOWN NOTICE

Dated as of                  , 20

FleetCor Technologies Operating Company, LLC

3091 Governors Lake Drive

Building 100, Suite 100

Norcross, Georgia 30071

Attention: Eric R. Dey

PNC Bank, National Association

249 Fifth Avenue

Pittsburgh, Pennsylvania 15222-2707

Attention: Bill Falcon

Credit Agricole Corporate and Investment Bank New York Branch

1301 Avenue of the Americas

New York, NY 10019

Attention: DCM Securitization

[Each other Purchaser Agent]

Ladies and Gentlemen:

Reference is hereby made to the Fourth Amended and Restated Receivables Purchase Agreement, dated as of October 29, 2007 (as amended, restated, supplemented or otherwise modified through the date hereof, the “Receivables Purchase Agreement”), among FleetCor Funding LLC, as Seller, FleetCor Technologies Operating Company, LLC, as Servicer, the various Purchasers and Purchaser Agents from time to time party thereto, and PNC Bank, National Association, as Administrator for each Purchaser Group. Capitalized terms used in this paydown notice and not otherwise defined herein shall have the meanings assigned thereto in the Receivables Purchase Agreement.

This letter constitutes a paydown notice pursuant to Section 1.4(f)(i) of the Receivables Purchase Agreement. The Seller desires to reduce the Aggregate Capital on                 ,

F-1	FleetCor Fourth Amended and Restated Receivables Purchase Agreement Form of Paydown Notice

             1 by the application of $             (of which $             will reduce Capital funded by the Market Street Purchaser Group and $             will reduce Capital funded by the Atlantic Purchaser Group) in cash to pay Aggregate Capital and Discount to accrue (until such cash can be used to pay commercial paper notes) with respect to such Aggregate Capital, together with all costs related to such reduction of Aggregate Capital.

[1]

Notice must be given at least one Business Day no later than 2:00 p.m. (New York City time) prior to the date of such reduction for any reduction of the Aggregate Capital less than or equal to $15,000,000 (or such greater amount as agreed to by the Administrator and the Majority Purchaser Agents) and at least three Business Days prior to the date of such reduction for any reduction of the Aggregate Capital greater than $15,000,000.

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IN WITNESS WHEREOF, the undersigned has caused this paydown notice to be executed by its duly authorized officer as of the date first above written.

FLEETCOR FUNDING LLC

By:
Name:
Title:

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ANNEX B

to Fourth Amended and Restated Receivables Purchase Agreement

FORM OF PURCHASE NOTICE

Dated as of                  , 20

PNC Bank, National Association

One PNC Plaza, 3rd Floor

249 Fifth Avenue

Pittsburgh, PA 15222-2707

Credit Agricole Corporate and Investment Bank New York Branch

1301 Avenue of the Americas

New York, NY 10019

Attention: DCM Securitization

[Each Other Purchaser Agent]

Ladies and Gentlemen:

Reference is hereby made to the Fourth Amended and Restated Receivables Purchase Agreement, dated as of October 29, 2007 (as amended, restated, supplemented or otherwise modified through the date hereof, the “Receivables Purchase Agreement”), among FleetCor Funding LLC (“Seller”), FleetCor Technologies Operating Company, LLC, as Servicer, the various Purchasers and Purchaser Agents from time to time party thereto, and PNC Bank, National Association, as Administrator for each Purchaser Group (in such capacity, the “Administrator”). Capitalized terms used in this Purchase Notice and not otherwise defined herein shall have the meanings assigned thereto in the Receivables Purchase Agreement.

This letter constitutes a Purchase Notice pursuant to Section 1.2(a) of the Receivables Purchase Agreement. Seller desires to sell an undivided variable interest in a pool of receivables on             , [20    ], for a purchase price of $             2 (of which $             will be funded by Market Street and $             will be funded by Atlantic. Subsequent to this Purchase, and after giving effect to the increase in the Aggregate Capital, the Purchased Interest will be $            .

[2]

Such amount shall not be less than $500,000 (or such lesser amount as agreed to by the Administrator and the Majority Purchaser Agents) and shall be in integral multiples of $100,000 with respect to each Purchaser Group.

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Seller hereby represents and warrants as of the date hereof, and as of the date of Purchase, as follows:

(i) the representations and warranties contained in Exhibit III of the Receivables Purchase Agreement are true and correct in all material respects on and as the date of such purchase as though made on and of such date (except for representations and warranties which apply as to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date);

(ii) no event has occurred and is continuing, or would result from such purchase, that constitutes a Termination Event or Unmatured Termination Event;

(iii) the Aggregate Capital, after giving effect to any such purchase or reinvestment shall not be greater than the Purchase Limit, and the Purchased Interest will not exceed 100%; and

(iv) the Facility Termination Date has not occurred.

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IN WITNESS WHEREOF, the undersigned has caused this Purchase Notice to be executed by its duly authorized officer as of the date first above written.

FLEETCOR FUNDING LLC

By:
Name Printed:
Title:

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